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                                                                Exhibit 10.38(c)

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of this 5th day of October, 1999 (the "Agreement")
                                                                    ---------
and effective with a starting date of November 1, 1999 (the "Effective Date"),
                                                             --------------
by and between GOLDEN STAR RESOURCES LTD. (the "Company") and PETER JOHN
                                                -------
LUCKHURST BRADFORD (the "Employee").
                         --------

     WHEREAS the Company wishes to have the benefit of the Employee's services; and

     WHEREAS the Employee wishes to be so employed.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   Employment
     ----------

a) The Company hereby employs the Employee, and the Employee hereby agrees, to render exclusive and full-time services to the Company as President and Chief Executive Officer of the Company from the Effective Date on the terms and conditions set forth in this Agreement and subject to the direction of the Board of Directors of the Company; provided that the Employee shall have the right to spend a reasonable amount of time up and until January 1, 2000, to unwind his relationship with Anvil Mining NL, his former employer. In connection therewith, the Employee shall perform such duties commensurate with such office as he shall reasonably be directed by the Board of Directors of the Company to perform.

b) The Employee shall be principally employed at the Company's principal place of business in the City of Denver in the State of Colorado; provided that the Employee shall be principally employed at the offices of Bogoso Gold Limited in Ghana until the Employee has obtained the necessary authorizations from the United States Department of Justice, Immigration and Naturalization Service and/or other competent regulatory authorities to work in the United States of America. The Employee acknowledges that he will be required from time to time to travel and perform his duties in other locations and the Employee shall undertake such reasonable amount of travel away from his principal place of employment as may reasonably be necessary for the business of the Company.

2.   Term of Employment
     ------------------

The Agreement shall become effective on the Effective Date and continue in full force and effect indefinitely from year to year, unless either party give prior written notice to the other of its election to terminate the Agreement, as herein provided in section 5.

3.   Services
     --------

a) The Employee shall devote his entire business time, best efforts, skills and attention to the Company in fulfilling his duties and responsibilities hereunder faithfully and diligently; provided that the Employee shall have the right to spend a reasonable amount of time up and until January 1, 2000, to unwind his relationship with Anvil Mining NL, his former employer.

b) The Employee shall promptly report to the Chairman and to the Compliance Officer of the Company all matters and transactions of which he is aware that may result in a violation of laws, regulations or the Company's policies or in which a potential conflict of interest between the Employee and the Company may arise and the Employee shall not proceed with such matters or transactions until the Board's approval thereof is obtained. The Employee shall similarly report any violations or potential conflict of interest he is aware of between any employee of the Company or its subsidiaries and the Company. For purposes of clarification, this subsection is not intended to limit in any way the Employee's other fiduciary obligations to the Company which may arise in law or equity.

4.   Compensation and Benefits
     -------------------------

a) For all services to be rendered by the Employee hereunder, the Company shall pay to the Employee, and the Employee hereby accepts, a minimum base salary (the "Salary") of US$175,000 per annum. The Salary may be
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increased by the Board of Directors of the Company during the term of the
Agreement and, when increased, such higher amount shall then be the minimum base annual salary hereunder; such minimum base annual salary shall not at any given time be reduced below the highest minimum base annual salary fixed from time to time by the Board of the Directors of the Company. The Salary shall be payable in equal semi-monthly installments in arrears. From the Effective Date until January 1, 2000, the Employee shall be seconded to Bogoso Gold Limited ("BGL"), one of the Company's subsidiaries, and the Salary for such period shall be paid directly by BGL on behalf of the Company.

b) As an incentive to join the Company, the Employee shall be granted under the Company's Stock Option Plan on the date hereof a stock option to purchase 600,000 shares of the Company at a price per share equal to the closing price of the shares on the Toronto Stock Exchange on the business day immediately preceding the grant of such option. The stock option so granted shall vest as to one-third of the shares on the Effective Date, as to an additional one-third on the first anniversary date of the Effective Date and as to the remaining one-third on the second anniversary date of the Effective Date. In addition, the Employee shall be entitled to participate in the Company's 1997 Stock Option Plan (copy of which is attached hereto as Schedule A) or any successor stock option plan.

c) The Employee shall be entitled to participate in the Company's Stock Bonus Plan (a copy of which is attached hereto as Schedule B) or any successor stock bonus plan. In the next few months, the Board of Directors of the Company will review the Company's compensation system for senior executive officers to take into account the fact that, with the completion of the Bogoso acquisition, the Company is now generating cash flow. The objective of the review will be to determine whether senior management should receive in the future, in addition or in lieu of stock bonuses, cash bonuses. The bonuses would be granted on the basis of individual performance and would be a function of the availability of cash flow from the Company's operations. The Employee shall be entitled to participate in the new compensation system when and as adopted by the Board.

d) The Employee shall be entitled to participate in any and all group insurance, hospital, major medical and disability benefits, savings or retirement plans, or other fringe benefits of the Company as established by the Company from time to time for management personnel; provided that the Employee
                                                    --------
shall have fulfilled all eligibility requirements for such benefits.

e) The Company may maintain at its option, with the Employee's express consent which is hereby given, one insurance policy on the life of the Employee in the amount of US$ 1.0 million, payable to the Company. All premiums and other charges payable in connection with the establishment and maintenance of said policy shall be borne by the Company.

f) The Company shall, subject to approval by the Chairman of the Company, reimburse the Employee for all reasonable and documented travel, entertainment and other business expenses actually and properly incurred by him in connection to his duties hereunder. Expense accounts requesting reimbursements hereunder, shall be rendered within a reasonable period of time following such expenditure.

g) The Employee shall be entitled to four weeks of paid vacation during each year of employment hereunder at such time or times as may be selected by the Employee, approved by the Chairman, and as are in accordance with the Company's policies and requirements subject to reasonable operating requirements of the Company.

h) The Company shall sponsor the Employee's application for a H-1 visa and thereafter for a "green card" and pay all reasonable documented expenses, including, without limitation, legal fees and disbursements, directly related to such applications. The application for the H-1 visa shall include the right for the Employee's wife and children to reside (but not work) in the United States of America for as long as the Employee remains employed by the Company.

i) The Company shall reimburse the Employee for up to a maximum of US$20,000 for reasonable documented expenses incurred in relocating from Australia to Denver. Such expenses may include, without limitation, car rental (for up to one month), the cost of moving all belongings and household contents from Australia to the United States of America (the Employee shall obtain a bid from at least two reputable companies and use the least costly), the costs of storing the Employee's furniture, the cost of establishing a new house in Denver and the purchase of certain electric appliances, but shall not include the cost of disposing of his house or personal cars in

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Australia. In addition, the Company shall reimburse the Employee for up to a maximum of US$4,000 for temporary lodging for the Employee and his family when they relocate to the Denver area. The Company shall reimburse the Employee for the cost of one set of business class tickets on the airlines of his choice to bring his family to the Denver area. The Employee shall use his best efforts to minimize his relocation costs to the United States of America until he has obtained all necessary permits to work in the United States as President and Chief Executive Officer of the Company.

j) The Company shall guarantee for one year from the date of purchase by the Employee of his principal residence in the State of Colorado for up to a maximum amount of US$500,000 the performance by the Employee of his obligations under a loan contracted by the Employee to finance the purchase of such principal residence; provided that the Company shall have no obligation to guarantee such obligations if the Employee should be able to obtain credit from a financial institution in Colorado at normal commercial rates. The obligations of the Company hereunder shall terminate 60 days after the termination of this Agreement. The performance by the Employee of his obligations under the guarantee provided hereunder shall be secured by a second mortgage on the residence purchased by the Employee as a result of the guaranteed loan and by any other amounts due under this Agreement.

k) The Company shall reimburse the Employee for the costs associated with the installation and operation of one phone line from his principal residence in Colorado. The phone line shall be used at all times in connection with the business of the Company or to contact his family while traveling on business for the Company.

5.   Termination
     -----------

The Agreement may be terminated in the following manner in the specified circumstances:

a)   By the Company:

     (i)   for cause, immediately upon notice in writing from the Company to the
           ---------
           Employee, in which case the Company shall have no further obligation to the Employee other than any compensation and benefits due the Employee up to and including the date of termination. For purposes of this Agreement, "cause" shall mean:
                            ------

            (aa) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Company or one of its affiliates (other than any such failure resulting from temporary incapacity due to physical or mental illness), after a demand in writing for substantial performance is delivered to the Employee by the Chairman of the Board of the Company which specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties; or

            (bb) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially injurious to the Company;

     (ii)  without cause, (A) at any time on or prior the 180/th/ day following
           -------------
           the Effective Date, upon (x) the giving of written notice by the Company to the Employee and (y) the payment by the Company to the Employee in cash or cash equivalent acceptable to the Employee, in a lump sum at the time of termination, of an amount equal to the Salary and benefits the Employee would have been entitled to receive for a period of six months after such termination had the termination not occurred, or (B) at any time after the 180/th/ day following the Effective Date, upon (x) the giving of written notice by the Company to the Employee and (y) the payment by the Company to the Employee in cash or cash equivalent acceptable to the Employee, in a lump sum at the time of termination, of an amount equal to the Salary and benefits the Employee would have been entitled to receive for a period of six months after such termination had the termination not occurred, plus one additional month of Salary and benefits for each additional full month worked for the Company in excess of six months, up to and including the date of termination, provided that under no
                                                        --------
           circumstances shall the amount to be paid under this paragraph exceed 24 months of Salary and benefits;

     (iii) immediately and without notice upon the death of the Employee, in
                                          ------------------------------
           which case the Company shall have no further obligation to the Employee's estate or representatives other than any compensation due the

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          Employee up to and including the date of death and other than as provided in any benefit plans in effect at the date of death which are applicable to the Employee;

     (iv) at any time upon 90-day notice in writing from the Company to the Employee, if the Employee shall by reason of illness or mental or physical disability or incapacity fail for any three consecutive calendar months in any calendar year or for six months in the aggregate in any two successive calendar years to have performed substantially all of his duties under the Agreement, in which case the Company shall have no further obligation to the Employee other than any compensation and benefits due to the Employee up to and including the date of termination. During the 90-day notice period, the Employee shall be considered a full-time employee of the Company. The Employee shall thereafter be entitled to such other payments as may be due under any disability insurance policy of the Company in accordance with the terms of such policy; or

     (v) at any time upon notice in writing from the Company to the Employee, if the Employee shall for any reason fail to obtain on or before February 29, 2000 (the "Visa Date"), a visa to work in the United
                                  ---------
          States of America as President and Chief Executive Officer of the Company, in which case the Company shall have no further obligation to the Employee other than (A) any compensation and benefits due to the Employee up and including the date of termination, (B) any reasonable documented costs (up to a maximum of US$20,000) of relocating the Employee and his family from the United States to Australia and (C) the obligation to cause the appointment of the Employee as Managing Director of BGL under the same terms and for the remainder of the period of time provided for in Exhibit A to the Letter addressed by James E. Askew to Peter Bradford on August 9, 1999, a copy of which is attached as Schedule C hereto; provided, however, that if the Company's outside counsel responsible for handling the Employee's visa application indicates on or before the Visa Date that it reasonably believes that a visa enabling the Employee to work in the United States of America as President and Chief Executive officer of the Company should be obtained within the next two months from the Visa Date, then the Visa Date shall be automatically extended until, but not later than, April 31, 1999.

b)   By the Employee:

     (i)  without good reason, upon three months' notice in writing to the
          -------------------
          Company, in which case the Company shall have no further obligation to the Employee other than any compensation and benefits due the Employee up to and including the date of termination for good reason, at any
                                                      ---------------
          time upon three months' notice in writing, in which case the Company shall pay to the Employee in cash or cash equivalent acceptable to Employee, in a lump sum at the time of termination, (A) if the termination occurs on or prior to the 180/th/ day following the Effective Date, the Salary and benefits the Employee would have been entitled to receive for a period of six months after such termination had the termination not occurred or (B) if such termination occur after the 180/th/ day following the Effective Date, the Salary and benefits the Employee would have been entitled to receive for a period of six months after such termination had the termination not occurred, plus one additional month of Salary and benefits for each additional full month worked for the Company in excess of six months, up to and including the date of termination, provided that under no
                                             --------
          circumstances the amount to be paid under this paragraph shall exceed 24 months of Salary and benefits;

     (ii) at any time upon notice in writing from the Employee to the Company, if the Employee shall for any reason fail through no fault of his own to obtain on or before the Visa Date, a visa to work in the United States of America as President and Chief Executive Officer of the Company, in which case the Company shall have no further obligation to the Employee other than (A) any compensation and benefits due to the Employee up and including the date of termination, (B) any reasonable documented costs (up to a maximum of US$20,000) of relocating the Employee and his family from the United States to Australia and (C) the obligation to cause the appointment of the Employee as Managing Director of BGL under the same terms and for the remainder of the period of time provided for in Exhibit A to the Letter addressed by James E. Askew to Peter Bradford on August 9, 1999, a copy of which is attached as Schedule C hereto; provided, however, that if the Company's outside counsel responsible for handling the Employee's visa application

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          indicates on or before the Visa Date that it reasonably believes that a visa enabling the Employee to work in the United States of America as President and Chief Executive officer of the Company should be obtained within the next two months from the Visa date, then the Visa Date shall be automatically extended until, but not later than, April 31, 1999; or

     (iii) The Company shall be deemed to have given the Employee "good reason"
                                                                   -----------
           for terminating his employment if it shall have defaulted in its obligation to the Employee with respect to the payment of compensation and provision of benefits when, as and if due within 10 business days of written notice to the Company by the Employee that such payment was not made when due.

c) Upon any termination of employment as set forth in this Section 5, the Employee shall, unless otherwise advised by the Company, do the following:

     (i) immediately resign all offices held (including directorships, if any) in the Company (and any subsidiary company or other affiliated company of the Company) and except as provided in this Agreement, the Employee shall not be entitled to receive any additional severance payment or additional compensation for loss of office or otherwise by reason of the resignation. If the Employee fails to resign as described herein, the Company is irrevocably authorized to appoint any other person in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect to such resignation; and

     (ii) promptly turn over to the Company all books of account, computer files, maps, records, reports and other documents, materials and property used by the Employee in the performance of his duties or otherwise, belonging to the Company.

d) All amounts payable under this Section 5 shall, at the option of the Company, be delivered to the Employee personally or be mailed to the Employee at the address referred to in Section 10(d).

6.   Change of Control
     -----------------

If the Employee's employment by the Company is terminated upon the occurrence of a Change in Control (as hereinafter defined) of the Company, then the Employee shall be entitled to receive the same Salary and benefits he would have been entitled to receive for a period of 24 months had the Change of Control not occurred and such amount shall be payable in a lump sum at the date of termination. For purposes of this Agreement a Change in Control means (i) the acquisition by any person of a sufficient number of the outstanding voting securities of the Company to materially affect the control of the Company; (ii) a majority of the board of Directors of the Company shall be individuals who are not nominated by the Board of Directors of the Company; (iii) the Company is merged or consolidated with any person (and the Company is not the surviving corporation); (iv) all or substantially all of the assets of the Company are acquired by another person; or (v) the Employee's office, station or duties as provided for in this Agreement are materially reduced or adversely changed as a result of the occurrence of one of the events mentioned above in this paragraph in (i), (ii), (iii) and (iv).

7.   Acceleration and Vesting of Stock Options
     -----------------------------------------

All of the stock options granted to the Employee under the stock option plan of the Company or any of its subsidiary companies shall become immediately exercisable and vested and shall remain exercisable for a period of twelve months from the date of termination of the Employee if after the first anniversary of the Effective Date (i) the Board of Directors of the Company shall fail at any given time to elect the Employee as President and Chief Executive Officer or to an executive position possessing comparable duties and responsibilities, (ii) should the Company discharge the Employee from his right and duty to perform services hereunder at any time without cause or (iii) should the Employee terminate his employment for good reason. Notwithstanding any of the foregoing, under no circumstances shall an option remain exercisable for more than 10 years after the date it was granted.

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8.   Confidentiality and Restrictive Covenant
     ----------------------------------------

The Employee acknowledges that as a condition of his employment he is required to maintain the confidentiality of the Company's affairs and, accordingly, agrees to execute a Confidentiality and Restrictive Covenant Agreement in the form attached hereto as Schedule D.

9.   Business Conduct Policy and Policy for Public Disclosure
     --------------------------------------------------------

The Employee acknowledges receipt of the Business Conduct Policy and the Policy for Public Disclosure and Dealing with the Financial Investment Community in the form attached hereto as Schedule E and, having read and understood both policies, agrees to abide by them in their entirety. The Company shall promptly notify the Employee of any modifications to these policies.

10.  Trading in Company Securities
     -----------------------------

The Employee acknowledges he may not purchase or sell any security of the Company (directly or indirectly through accounts which he controls or in which he has an interest) unless such purchase or sale has been approved in writing by the Compliance Officer of the Company, and agrees that before purchasing or selling any such Company security, he will seek his prior approval of such transaction, such approval not to be unreasonably withheld.

11.  Miscellaneous
     -------------

a) The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such terms, covenants or conditions and the waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

b) Should any provision or provisions of this Agreement be illegal or not enforceable, it or they shall be considered separate and severable from this Agreement and its remaining provisions shall remain in force and be binding upon the parties as though the provision or provisions had never been included.

c) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, and each of the parties attorns to the non-exclusive jurisdiction of the courts of the State of Colorado.

d) Any and all notices referred to herein shall be in writing and may be delivered by mail, by telecopy or by hand. Notice shall be deemed to be given five days after mailing, if mailed in the United States by registered mail, on the date of actual receipt if given by telecopy, or on the date of delivery, if delivered by hand.


Address for mailing, telecopy or delivery by hand shall be as follows:

     .    To the Employee:

               16 Kingsall Road
               Attadale 6156
               Australia

     .    To the Company:

               1660 Lincoln Street, Suite 3000
               Denver, Colorado 80264-3001
               U.S.A.
               Attention of the Secretary of the Company

or such other address as either party may from time to time designate in writing.

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e)   In the event of any difference of opinion or dispute between the Employee and the Company with respect to the construction or interpretation of this Agreement or the alleged breach thereof which cannot be settled amicably by agreement of the parties, such dispute shall be submitted to and determined by arbitration in the city of Denver, Colorado in accordance with the rules of the American Arbitration Association, and judgment upon the award shall be final, binding, and conclusive upon the parties and may be entered in the highest court, state or federal, having jurisdiction.

f) The rights and obligations of the Company under this Agreement are with the prior written consent of the Employee assignable by the Company to any affiliate of the Company, to any successor by merger to the Company and to any person that acquires all or substantially all of the assets and business of the Company as a going concern. This Agreement shall be binding upon and shall enure to the benefit of the Company and its successors and assigns, and the Employee and his legal representatives, heirs, legatees and distributees, but shall not be assignable by the Employee.

g) This Agreement supersedes, except for a letter of clarification of even date herewith, any and all prior written or oral employment agreements between the Company and the Employee and constitutes the entire agreement between the parties hereto. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties hereto.

h) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year appearing on page one of this Agreement.

GOLDEN STAR RESOURCES LTD.


By:    ___/s/ Robert Stone

Name:  Robert Stone

Title:  Chairman of the Board


___/s/ Peter Bradford
Peter Bradford

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